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                                   EXHIBIT 11

                               SAFETY-KLEEN CORP.
                 Statement of Computation of Per Share Earnings
                     ($ in thousands, except per share data)
                                   (Unaudited)

                                                                     Three Months Ended           Nine Months Ended
                                                                           May 31,                     May 31,
                                                                           -------                     -------
                                                                     1999           1998          1999          1998
                                                                     ----           ----          ----          ----

Basic:

   Income (loss) before extraordinary items                      $    29,694   $   (24,036)    $   75,711    $  (10,336)
   Extraordinary item, net of applicable income tax                       --       (11,283)            --       (11,283)
                                                                 -----------   ------------    ----------    -----------
   Income (loss) available to common stockholders                $    29,694   $   (35,319)    $   75,711    $  (21,619)
                                                                 ===========   ============    ==========   ============

   Weighted average common stock outstanding (000s)                  88,469         70,233         88,233        53,756
                                                                 ==========    ===========     ==========    ==========

   Income (loss) before extraordinary items                      $     0.34    $     (0.34)    $     0.86    $    (0.19)
   Extraordinary item, net of applicable income tax                      --          (0.16)            --         (0.21)
                                                                 ----------   -----------      ---------     -----------
   Basic income (loss) per share                                 $     0.34    $     (0.50)    $     0.86    $    (0.40)
                                                                 ==========    ===========     ==========    ===========


Diluted:

   Income (loss) before extraordinary item                       $    29,694   $   (24,036)    $   75,711    $  (10,336)
   Add, interest expense on conversion of
     subordinated convertible debenture                                3,281           (a)          8,531          (a)
   Extraordinary item, net of applicable income tax                       --       (11,283)            --       (11,283)
                                                                 -----------   ------------    ----------    -----------
   Income available to common stockholders, plus
     assumed conversions                                         $    32,975   $   (35,319)    $   84,242    $  (21,619)
                                                                 ===========   ============    ==========    ===========

   Weighted average common stock outstanding (000s)                   88,469        70,233         88,233        53,756
   Dilutive effect of stock options                                       33         (a)               44          (a)
   Dilutive effect of conversion of $350,000,000

     subordinated convertible debenture                               23,333         (a)           23,333          (a)
                                                                 -----------   -----------     ----------    ----------
   Diluted average shares outstanding                                111,835        70,233        111,610        53,756
                                                                 ===========   ===========     ==========    ==========

   Income (loss) before extraordinary items                      $     0.30    $     (0.34)    $     0.76    $    (0.19)
   Extraordinary item, net of applicable income tax                      --          (0.16)            --         (0.21)
                                                                 -----------   -----------     ----------    -----------
   Diluted income (loss) per share                               $     0.30    $     (0.50)    $     0.76    $    (0.40)
                                                                 ==========    ===========     ==========    ===========
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(a) Assumed  conversion of each of these securities has an anti-dilutive  effect on income (loss) per share.

All per share amounts have been restated to effect the one-for-four reverse stock split, which became effective at the close of business on November 30, 1998.